UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Ave

New York, New York 10017

(Address of principal executive offices)

646-257-4214

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $92 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2025, Nukkleus Inc. (the “Company”) entered into an Amended and Restated Securities Purchase Agreement and Call Option (the “Star Agreement”) which amended and restated in its entirety the Securities Purchase Agreement and Call Option dated December 15, 2024 (“Purchase Agreement”) between the Company, Star 26 Capital Inc., a Nevada corporation (“Star”), the shareholders of Star (the “Star Equity Holders”) and Menachem Shalom, the representative of such shareholders, as amended by Amendment No. 1, dated as of February 11, 2025, Amendment No. 2 dated May 13, 2025, Amendment No. 3, dated as of June 15, 2025 and Amendment No. 4 dated June 21, 2025. Pursuant to the Star Agreement, the Company is to acquire a controlling 100% interest in Star, a defense acquisition company (the “Transaction”).

Star currently holds (1) 100% of B. Rimon Agencies Ltd. (“Rimon”), an Israeli corporation engaged as distributor of military-grade generators, masts and lighting systems and that is, among other clients, a supplier of generators for “Iron Dome” launchers, (2) 67% of Water.IO Ltd., an Israeli corporation engaged in smart hydration technology, and (3) a convertible loan issued by I.T.S. Industrial Techno-logic Solutions Ltd., an Israeli corporation which designs, develops and manufactures fully integrated electro-mechanical machines, assembly lines and custom motion systems.

Pursuant to the Star Agreement, at closing the Company will acquire 100% of the issued and outstanding capital of Star in consideration of (i) $21,000,000, to be paid by a 12-month $16,000,000 promissory note and the balance in $5,000,000 cash, less any amounts lent to Star from the Company since the Purchase Agreement signed among the parties, (ii) 4,770,340 shares of common stock of the Company, (iii) a five-year warrant to purchase an aggregate of 12,017,648 shares of the Company’s common stock for an exercise price of $1.50 per share, (iv) $3,000,000 in cash and (v) a 6-month promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8%.The shares, warrants, cash and the 6-month note will be assigned by Star to the Star Equity Holders pro ratably.

The closing of the transaction is subject to customary closing conditions, including the approval by the Company’s shareholders as required under applicable Nasdaq listing rules.

If the Star Agreement is terminated as a result of the Company failing to perform its obligations, if the shareholders of the Company do not approve the transaction or if the shares of the Company are no longer listed on Nasdaq, the Company shall pay Star liquidated damages of $3,000,000.

Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star. If the Transaction is consummated, Mr. Shalom will also be a controlling shareholder of the Company.

The foregoing description of the Star Agreement is not complete and is qualified in its entirety by reference to the full text of said Agreement, a copy of which is filed hereto as Exhibit 10.1, and which is incorporated herein by reference in its entirety.

Item 8.01 Other Events.

On September 16, 2025, the Company issued a press release announcing the execution of the Star Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Securities Purchase Agreement and Call Option dated as of September 15, 2025 by and among Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and Menachem Shalom, the representative of such shareholders
99.1	Press Release dated September 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: September 16, 2025	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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